Exhibit 10.11

GP-Act III Acquisition Corp. (the "Company")

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

Attention: The Directors

Dear Directors

Irrevocable notice of surrender of Class B ordinary shares for nil consideration, in accordance with section 37B of the Companies Act (As Revised) of the Cayman Islands

We hereby irrevocably surrender to the Company for cancellation and for nil consideration 1,147,917 Class B ordinary shares of a par value US$0.0001 each standing in our name in the register of members of the Company.

We confirm that the Company has not, as at the date of this letter, issued any share certificates to us.

/s/ Rodrigo Boscolo /s/ Antonio Bonchristiano
for and on behalf of
GPIAC II, LLC
Name: Rodrigo Boscolo and Antonio Bonchristiano
Title: Directors
Date: December 29, 2023